Exhibit (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                     THE EARTH TECHNOLOGY CORPORATION (USA)
                                       TO
                             T1 ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF
                            TYCO INTERNATIONAL LTD.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.10 per share (the "Shares"), of The Earth Technology Corporation (USA), a Delaware corporation, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:
                      FIRST INTERSTATE BANK OF CALIFORNIA

                                           By Hand or
           By Mail:                   By Overnight Courier:                By Facsimile:

   First Interstate Bank of            c/o Chemical/Mellon                (201) 296-4062
          California                  Shareholder Services          (For Eligible Institutions
      c/o Chemical/Mellon              85 Challenger Road                      Only)
     Shareholder Services           Ridgefield Park, NJ 07660          Confirm by Telephone:
         P.O. Box 845                          or                         (800) 522-6645
        Midtown Station             First Interstate Bank of
      New York, NY 10018                   California
                                    120 Broadway, 13th Floor
                                       New York, NY 10271

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

   The undersigned hereby tenders to T1 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Tyco International Ltd., a Massachusetts corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 13, 1995 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares ______________________               Name(s) of Record Holder(s)

Certificate No(s). (if available) ________________    ___________________________________________

__________________________________________________    ___________________________________________
                                                                  (Please Type or Print)
                                                      Address(es)
CHECK ONE BOX IF SHARES WILL BE TENDERED BY BOOK-
ENTRY TRANSFER:
                                                      ___________________________________________

/ / The Depository Trust Company
                                                      ___________________________________________
                                                                       (Zip Code)
/ / Midwest Securities Trust Company                  Area Code and Tel. No.(s)

/ / Philadelphia Depository Trust Company             ___________________________________________
                                                      Signature(s)

Name of Tendering Institution:
                                                      ___________________________________________
__________________________________________________
                                                      ___________________________________________
Account Number ___________________________________

Dated ______________________________________, 199
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member in good standing of the Security Transfer Agent's
Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, the Midwest Securities
Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within four Nasdaq Stock Markets National Market trading days after the date hereof.

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
___________________________________________                  ___________________________________________
               (Name of Firm)                                           (Authorized Signature)

___________________________________________                  ___________________________________________
                 (Address)                                                     (Title)

___________________________________________                  Name ______________________________________
                (Zip Code)                                                (Please Type or Print)

___________________________________________                  Date ________________________________, 199
            Area Code and Tel. No.

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.